Exhibit 8.1 SUBSIDIARIES OF TRITON INTERNATIONAL LIMITED AS OF DECEMBER 31, 2025 Name* Jurisdiction Triton Container International Limited Bermuda Triton Container International, Incorporated of North America California TAL International Group, Inc. Delaware TAL International Container Corporation Delaware TAL Advantage VII LLC Delaware TCIL Funding I LLC Delaware Triton International Finance LLC Delaware TIF Funding LLC Delaware TIF Funding II LLC Delaware TIF Funding III LLC Delaware Triton Container Finance IX LLC Delaware Triton International Australia Pty Limited Australia Triton International Container BV Belgium Triton Holdings BV Belgium ACC Holdings BV** Belgium Antwerp Container Company NV*** Belgium Triton Container Sul Americana - Transporte e Comércio Ltda. Brazil Triton Container International GmbH Germany Triton Limited Hong Kong Tristar Container Services (Asia) Private Limited **** India Triton International Japan Limited Japan Triton Container (S) Pte Ltd Singapore Triton Container South Africa (Pty) Ltd South Africa ICS Terminals (UK) Limited United Kingdom Triton Container UK Limited United Kingdom GCI Container Holdings LLC Bermuda GCI Funding I LLC Bermuda Global Container International LLC Bermuda Global Container International Holdings LLC Bermuda Global Container Investments I LLC Bermuda Global Container Management LLC Delaware * All entities are directly or indirectly 100% owned by Triton International Limited unless otherwise noted. ** 50% owned by Triton Holdings BV and 50% owned by third-party shareholders. *** Wholly-owned by ACC Holdings BV. **** Joint Venture between Triton Container International Limited and Marine Container Services (India) Private Limited.